Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of KRIPTECH INTERNATIONAL CORP. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anatolii Antontcev, Chief  Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 5, 2019 By:	/S/ Anatolii Antontcev
Name: Anatolii Antontcev
Title: President Chief Executive Officer and ChiefFinancial Officer